UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2020

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	VLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	On Feb. 26, 2020, the Compensation Committee (“Committee”) of the Valero Energy Corporation board of directors (“Board”) approved grants of long-term incentive awards to Valero’s “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K) other than the Chief Executive Officer (“CEO”). Upon the recommendation of the Committee, the independent directors of the Board approved the compensation arrangements for Valero’s CEO. The grants were made under Valero’s 2011 Omnibus Stock Incentive Plan and consisted of awards of (i) restricted shares of Valero’s common stock (“Common Stock”), and (ii) performance shares.

The restricted shares are scheduled to vest (become nonforfeitable) in equal annual installments over a period of three years beginning Feb. 26, 2021.

On the vesting dates of the performance shares, Valero’s performance will be measured against two metrics: (i) Valero’s total shareholder return (TSR) compared to its peers; and (ii) Return on Invested Capital (ROIC) versus a target. The performance shares are scheduled to vest annually in equal one-third increments (the first vesting date being in Jan. 2021 for the performance period ending Dec. 31, 2020).

On the vesting date for each tranche of the performance share awards, 75% of the target award will be assessed against the relative TSR performance measure, and 25% will be assessed against the ROIC performance measure. The total number of common shares that may be issued for each vesting tranche will be determined by combining the number of earned shares from each metric as determined through each metric’s unique performance criteria.

The peer group for measuring relative TSR is as follows (same members in peer group as used for 2019 grant):

ConocoPhillips

CVR Energy, Inc.

Delek US Holdings

EOG Resources, Inc.

HollyFrontier Corporation

Marathon Petroleum Corporation

Occidental Petroleum Corporation

PBF Energy, Inc.

Phillips 66

Energy Select Sector SPDR Fund (XLE)

Valero Energy Corporation

For relative TSR performance (75% weighting), shares of Common Stock may be earned upon the vesting of performance shares in accordance with the following:

Ranking	Percentile	Payout
1	100.0%	200.0%
2	90.0%	200.0%
3	80.0%	175.0%
4	70.0%	150.0%
5	60.0%	125.0%
6	50.0%	100.0%
7	40.0%	75.0%
8	30.0%	50.0%
9	20.0%	25.0%
10	10.0%	0.0%
11	00.0%	0.0%

For the ROIC metric (25% weighting), Valero’s trailing three-year average ROIC will be determined at the end of each performance period. Shares of Common Stock may be earned upon the vesting of performance shares in accordance with the following parameters (straight-line interpolation will be used to determine shares for ROIC performance between the defined payout levels):

	3-yr Avg ROIC	Payout
maximum	10.750%	200.0%
	10.125%	150.0%
target	9.500%	100.0%
	8.500%	50.0%
	7.500%	0.0%

Additional shares of Common Stock may be awarded on the vesting dates with respect to the computed value of dividend equivalents accrued (measured against the Common Stock) during the performance measurement periods, dependent on Valero’s achievement against the performance criteria (i.e., TSR and ROIC).

The specific amounts of the long-term incentive grants made on Feb. 26, 2020 are listed below.

name and title	restricted shares	performance shares
Joseph W. Gorder, CEO	68,720	68,720
R. Lane Riggs, President and COO	25,760	25,760
Donna M. Titzman, EVP and CFO	17,640	17,640
Jason W. Fraser, EVP and General Counsel	15,150	15,150
Gary K. Simmons, EVP and CCO	13,640	13,640

On Feb. 26, 2020, the Committee also approved additional metrics within the Strategic Company Performance Goals for Valero’s annual incentive bonus program. As approved, the Strategic component includes an expanded array of strategic initiatives and projects, which will be assessed annually. Included are financial, operational, organizational, and environmental, social, and governance initiatives that contribute to Valero’s overall success annually and support Valero’s long-term strategy.

The Committee determined to change the timing of the annual grants of long-term incentive awards to Valero’s named executive officers from the fourth quarter of a fiscal year to the first quarter of the fiscal year. In 2019 and prior years, annual grants were administered in the fourth quarter in conjunction with an annual review of executive compensation. Beginning in 2020, annual grants of long-term incentive awards are now administered in the first quarter to better align with market practices and to more closely coincide with base salary changes, which typically occur effective January 1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.01	Valero Energy Corporation 2011 Omnibus Stock Incentive Plan—incorporated by reference to Appendix A to Valero’s definitive proxy statement on Schedule 14A filed March 31, 2016 (SEC File No. 1-13175).

104	The cover page from the Company’s Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: March 2, 2020	by:	/s/ J. Stephen Gilbert
J. Stephen Gilbert
Secretary

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